Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

PHOENIX INTERNATIONAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-8018146
(State of other jurisdiction of incorporation or organization )	(IRS Employer Identification No.)

99 Wall Street

Suite 542

New York, NY 10005

(Address of Principal Executive Offices) (Zip Code)

631-991-5461

(Registrant’s telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

PHOENIX INTERNATIONAL VENTURES, INC.

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Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “our company” refer to Phoenix International Ventures, Inc. a Nevada corporation.

Item 1.    Business

(a) Business Development

The Company was incorporated on August 7, 2006 under the laws of the State of Nevada. Our fiscal year end is December 31. On December 1, 2006, the Company and Phoenix Aerospace, Inc. entered into a Share Exchange Agreement whereby Phoenix Aerospace, Inc. exchanged all of its issued and outstanding common shares for 3,000,000 of the Company’s common shares. As a result of this transaction, Phoenix Aerospace, Inc. became a wholly owned subsidiary of the Company.

The Company was formed to invest and develop business in the fields of aerospace and defense. The Company, through its wholly owned subsidiary, Phoenix Aerospace, Inc. (ISO-Certified), designed, manufactured, upgraded and remanufactured electrical, hydraulic and mechanical support equipment primarily for the United States Air Force and Navy and the United States defense-aerospace industry.

On September 4, 2018 the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC custodial with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock and authorize new classes of stock. On September 7, 2018, the Company filed a Form 15 terminating the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934.

Small Cap Compliance, LLC performed the following actions in its capacity as custodian:

•	funded any expenses of the company including paying off outstanding liabilities, incurred in 2018.

•	brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent, OTC Markets Group

•	Appointed officers and directors and held a shareholders meeting

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Small Cap Compliance, LLC received $40,000 in 2018 from an investor on behalf of the Company in connection with performing its role as custodian of the Company and paying Company debt.

On September 6, 2018, Rhonda Keaveney was appointed officer and director; Ms. Keaveney is owner of Small Cap Compliance, LLC. She resigned all positions on September 25, 2018.

On February 1, 2019, the Company acquired Neon Bloom, Inc. f/k/a Green Leaf Investment Fund, Inc. (the “Subsidiary”). This acquisition was made by the issuance of shares at a one for one conversion rate with the existing shareholders of the Subsidiary.

On September 25, 2018, Douglas DiSanti was appointed the Company’s sole officer and director.

We are currently a shell company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12b-2.

(b) Business of Issuer

Neon Bloom, Inc. f/k/a, Green Leaf Investment Fund, Inc. and Weed Real Estate, Inc., (“NEON”), is a developmental stage company, incorporated under the laws of the State of Nevada on May 4, 2015. We are a science-based company that uses plant science, innovative proprietary products and technology to promote wellness and remedies in the medical cannabis and hemp industries. In summary, NEON is focused on making strategic investments and providing consulting in both the cannabis and hemp industries.

Subject to available capital, the Company intends to invest in and form joint ventures in the following areas of the cannabis industry:

•	Owning land under cultivation
•	Contract farming under cultivation
•	Build platforms in the following areas:
•	Marketing and Social Media
•	Supply chain software
•	Mobile apps
•	Extraction, processing and packaging
•	Training and education
•	B2B distribution
•	B2C delivery
•	Dispensaries

The Company intends to implement its business plan through acquisitions and portfolio holdings.

The analysis of new Business Combinations will be undertaken by or under the supervision of our management. As of the date of this filing, we have entered into definitive agreements. In our continued efforts to analyze potential Business Combinations, we intend to consider the following factors:

•	Potential for growth, indicated by anticipated market expansion, new products or new technology;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, and the accessibility of required management expertise, personnel, services, professional assistance and other required items;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources;

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•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the business opportunity can be advanced in the marketplace; and

•	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical and managerial capabilities for identifying and completing business acquisitions or mergers.

We are unable to predict when we will, if ever, identify and enter into any definitive agreement with potential merger or acquisition candidates. We anticipate that proposed Business Combinations would be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

We may incur time and costs required to select and evaluate a target business opportunity and to structure and complete a Business Combination, which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective Business Combination that is not ultimately completed may result in a loss to the Company. Also, fees may be paid in connection with the acquisitions or mergers. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants and others. Costs may be incurred in the investigation process, which may not be recoverable, if a decision is made not to participate in a specific Business Combination. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

Competition

Our competitors in both the hemp and cannabis spaces, include professional growers and sellers of products and services dedicated to the regulated cannabis industry, including the cultivation, processing, or retail sale of hemp and cannabis products. We compete in markets where cannabis has been legalized and regulated. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new states and geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate cannabis products. We believe that diligently establishing and expanding Business Combination in new and existing locations will establish us established in the industry. Additionally, we expect that establishing our product offerings in new and existing locations are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our operations and results.

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Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form 10, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

We will also be subject to Section 14(a) of the Exchange Act, which requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A. Preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are provided to our stockholders.

In addition, the United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as highly addictive and having no medical value. The United States Federal Drug Administration has not approved the sale of marijuana for any medical application. Doctors may not prescribe cannabis for medical use under federal law, however, they can recommend its use under the First Amendment. In 2010, the United States Veterans Affairs Department clarified that veterans using medicinal cannabis will not be denied services or other medications that are denied to those using illegal drugs.

Thirty-three states and the District of Columbia currently have laws legalizing marijuana in some form. Three other states will soon join them after recently passing measures permitting use of medical marijuana.

In January 2019, with the Democrats regaining control of the House of Representatives a new bill was introduced into congress that seeks to regulate marijuana like alcohol and has been numbered H.R. 420. The proposed bill would remove marijuana from the federal controlled substances list. The “Regulate Marijuana Like Alcohol Act” would establish regulation for cannabis that would be overseen by the Bureau of Alcohol, Tobacco, Firearms and Explosives.

Employees

As of January 1, 2019, we had one officer, but otherwise no employees. We anticipate that we will begin to fill out our management team as and when we raise capital to begin implementing our business plan. In the interim, we will utilize independent consultants to assist with accounting and administrative matters. We currently have no employment agreements, and believe our consulting relationships are satisfactory. We plan to continue to hire independent consultants from time to time on an as-needed basis.

Item 1A.    Risk Factors

Risks Relating to Our Business

Our business involves a number of very significant risks. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

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We have extremely limited assets, have incurred operating losses and have no current source of revenue.

We have had minimal assets. We do not expect to generate revenues until we begin to implement our business plan. However, we can provide no assurance that we will produce any material revenues for our stockholders, or that our business will operate on a profitable basis.

We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a Business Combination or successful internal development. This may result in our incurring a net operating loss that will increase unless we consummate a Business Combination with a profitable business or internally develop our business. We cannot assure you that we can identify a suitable Business Combination or successfully internally develop our business, or that any such business will be profitable at the time of its acquisition by the Company or ever.

Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations.

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended December 31, 2017 and 2016 expressing doubt regarding our ability to continue as a going concern. We currently only have a minimal amount of cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement its business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

Marijuana remains illegal under federal law

Marijuana remains a Schedule I controlled substances and are illegal under federal law. Even in states that have legalized the use of marijuana, its sale and use remain violations of federal law. The illegality of marijuana under federal law preempts state laws that legalize its use. Therefore, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan.

Industrial Hemp - 2018 Farm Bill

The Farm Bill allows licensed farmers nationwide to grow industrial hemp more freely. It removes industrial hemp from the illegal Schedule 1 drugs list, giving it the same classification as any other commercial crop (AKA an “agricultural commodity”). Plus, there are no restrictions around selling, possessing, or transporting industrial hemp across state lines (or any products made from it) as long as it’s cultivated in line with the law.

It’s important to distinguish industrial hemp—the plant that’s addressed in the Farm Bill—from the one we usually refer to as marijuana. Although both are varieties of the cannabis sativa plant, industrial hemp is classified by law as containing less than 0.3 percent of the psychoactive compound THC. Marijuana, on the other hand, is cannabis with 0.3 percent THC or more.

While CBD products produced from industrial hemp are no longer considered Schedule I substances, CBD products that come from marijuana plants with more than ..03 percent THC are still federally illegal. (Even if the finished product itself has less than 0.3 percent THC.) At this point, it’s unclear how the FDA will respond to the Farm Bill.

Our business is dependent on laws pertaining to the marijuana industry

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule. Currently, cannabis and CBD (0.3 percent THC or more) are classified as Schedule I drugs, which are viewed as highly addictive and having no medical value and is illegal to distribute and use. The United States Federal Drug Administration has not approved the sale of marijuana or CBD (0.3 percent THC or more) for any medical application. Doctors may not prescribe cannabis or CBD (0.3 percent THC or more) for medical use under federal law, however they can recommend its use under the First Amendment. In 2010, the United States Veterans Affairs Department clarified that veterans using medicinal cannabis or CBD (0.3 percent THC or more) will not be denied services or other medications that are denied to those using illegal drugs.

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Currently, thirty-three states and the District of Columbia currently have laws legalizing marijuana and CBD in some form. In November 2016, California, Massachusetts, Maine and Nevada all passed measures legalizing recreational marijuana. California’s Prop. 64 measure allows adults 21 and older to possess up to one ounce of marijuana and grow up to six plants in their homes. Other tax and licensing provisions of the law didn’t take effect until January 2018.

These noted state laws, both proposed and enacted, are in direct conflict with the federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. However, on August 29, 2013, the U.S. Department of Justice issued a memorandum providing that where states and local governments enact laws authorizing cannabis-related use, and implement strong and effective regulatory and enforcement systems, the federal government will rely upon states and local enforcement agencies to address cannabis activity through the enforcement of their own state and local narcotics laws. The memorandum further stated that the U.S Justice Department’s limited investigative and prosecutorial resources will be focused on eight priorities to prevent unintended consequences of the state laws, including distribution of cannabis to minors, preventing the distribution of cannabis from states where it is legal to states where it is not, and preventing money laundering, violence and drugged driving.

On December 11, 2014, the U.S. Department of Justice issued another memorandum with regard to its position and enforcement protocol with regard to Indian Country, stating that the eight priorities in the previous federal memo would guide the United States Attorneys' cannabis enforcement efforts in Indian Country. On December 16, 2014, as a component of the federal spending bill, the Obama administration enacted regulations that prohibit the Department of Justice from using funds to prosecute state-based legal medical cannabis programs.

On January 4, 2018, The Department of Justice lead by Jeff Sessions issued a memo on federal marijuana enforcement policy announcing a return to the rule of law and the rescission of previous guidance documents. Since the passage of the Controlled Substances Act (CSA) in 1970, Congress has generally prohibited the cultivation, distribution, and possession of marijuana.

However, on January 18, 2019, the new Attorney General William Barr stated in front of the Senate Judiciary Committee that he doesn't plan on using federal resources to "go after" companies if they are complying with state law. That would be a reversal from the approach taken by his predecessor, former Attorney General Jeff Sessions, who vowed to pursue federal violations more aggressively. According to Erik Altieri, executive director of the National Organization for the Reform of Marijuana Laws (NORML), Barr's stance is a good sign for advocates but it remains to be seen if his actions will follow through on his pledge. Our business could end and investors could lose their total investment in the company if there is a reversal in this approach.

Laws and regulations affecting our industry are constantly changing

The constant evolution of laws and regulations affecting the marijuana industry could detrimentally affect our operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

We face a number of risks associated with potential Business Combinations, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition.

We intend to use reasonable efforts to complete Business Combinations. Such Combinations will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, insufficient revenues to offset increased expenses associated with the acquisition. Failure to manage and successfully integrate the acquisition we make could harm our business, our strategy and our operating results in a material way. Additionally, completing a Business Combination is likely to increase our expenses and it is possible that we may incur substantial debt or convertible debt in order to complete a Business Combination, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

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Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan.

We may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business plan. We currently have no employment or consulting agreements.

Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities and our stockholders will not know what business we will enter into until we consummate a transaction with the approval of our then existing directors and officers.

The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of future Business Combinations and internal development. While management intends to seek business combinations with entities having established operating histories, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. In the event we complete a Business Combination, the success of our operations may be dependent upon management of the acquired firm, its financial position and numerous other factors beyond our control.

There can be no assurance that we will successfully consummate a business combination or internally develop a successful business.

We can give no assurance that we will successfully identify and evaluate suitable business opportunities or that we will conclude a Business Combination. We cannot guarantee that we will be able to negotiate a Business Combination on favorable terms. No assurances can be given that we will successfully identify and evaluate suitable business opportunities, that we will conclude a business combination or that we will be able to internally develop a successful business. Our management and affiliates will play an integral role in establishing the terms for any future business combination.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form 10, we will be an SEC reporting company. The Company currently has no business that produces revenues. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures.

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The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies and others.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

A Business Combination may result in a change of control and a change of management.

In conjunction with completion of a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents a majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

Risks Related to Our Shareholders and Shares of Common Stock

There is presently no public market for our securities.

Our common stock is not currently trading on any market, and a robust and active trading market may never develop. Because of our current status as a “shell company,” Rule 144 is not currently available. Future sales of our common stock by existing stockholders pursuant to an effective registration statement or upon the availability of Rule 144 could adversely affect the market price of our common stock. A shareholder who decides to sell some or all of his shares in a private transaction may be unable to locate persons who are willing to purchase the shares, given the restrictions. Also, because of the various risk factors described above, the price of the publicly traded common stock may be highly volatile and not provide the true market price of our common stock.

Our stock is not traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares.

Even if our stock becomes traded, it is likely that our common stock will be thinly traded, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

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Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We expect to issue more shares in an acquisition or merger which will result in substantial dilution.

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 150,000,000 shares of common stock of which 14,085,285 shares are currently outstanding and 5,000,000 shares of Preferred Stock of which 5,000,000 shares of Convertible Series A Preferred Stock are authorized and 200,000 shares are outstanding. Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests.

We intend to raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any particular stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

Our directors have the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 5,000,000 shares of Preferred Stock. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

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We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore you may not derive any income solely from ownership of our stock.

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

Item 2.    Financial Information

Management’s Discussion And Analysis Or Plan Of Operation

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated hereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

•	Define and expand the roles and the duties of our Board of Directors and its committees;

•	Institute more comprehensive compliance, investor relations and internal audit functions;

•	Evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC; and,

•	Involve and retain outside legal counsel and accountants in connection with the activities listed above.

Management for each year commencing with the year ending December 31, 2018 must assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules and may breach covenants under our credit facilities.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

12

NEON is a science-based company that uses plant science, innovative proprietary products and technology to promote wellness and remedies in the medical cannabis and hemp industries. In addition we have expanded our business plan to include acquisition of evolving opportunities in the cannabis industry. In summary, NEON is focused on making strategic investments and providing consulting in both the cannabis and hemp industries. Subject to available capital, the Company intends to develop relationships, joint ventures of the following items:

•	Owning land under cultivation
•	Contract farming under cultivation
•	Build platforms in the following areas:
•	Marketing and Social Media
•	Supply chain software
•	Mobile apps
•	Extraction, processing and packaging
•	Training and education
•	B2B distribution
•	B2C delivery Dispensaries

Results of Operations for Neon Bloom, Inc.—Comparison of the Years Ended December 31, 2017 and 2016

Revenue

We had no revenues from operations during either 2017 or 2016.

General and Administrative Expense

General and Administrative Expenses were $98,679 for the year ended December 31, 2017 compared to $42,384 for the year ended December 31, 2016, an increase of $56,295 or 132.8%. The increase can be largely attributed to an increase in consulting expense from $0 to $28,500, professional fees from $3,405 to $23,254 and computer and internet expense from $0 to 15,174.

Stock compensation expense

During the year ended December 31, 2017, we incurred $438,000 on non-cash stock compensation expense from the issuance of common stock for services. There was no stock issued for services in the prior year.

Net Loss

We had a net loss of $536,679 for the year ended December 31, 2017 compared to $42,384 for the year ended December 31, 2016. The large increase in net loss is mainly due to stock compensation expense.

Liquidity and Capital Resources

As of December 31, 2017, we had $219,221 of cash, no liabilities and an accumulated deficit of $608,279. We used $98,579 of cash in operations for the year ended December 31, 2017 and received net proceeds from financing of $317,800.

The financial statements accompanying this Report have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, we have not yet generated any revenue, had a net loss of $536,679 and have a stockholders’ deficit of $608,279 as of December 31, 2017. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

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Item 3.    Properties

We neither rent nor own any properties. We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4.    Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of January 21, 2019, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Douglas DiSanti (1) (2) (3)	200,000 Convertible Series A Preferred Stock	100%

Uri Wittenberg 3 ne'ar hayarded St. Modien 71700 Israel	1,066,667 Common Stock	8%

Zvi Barnes Nissensohn 27 Alexander pen Tel Aviv 69641 Israel	857,477 Common Stock	6%

Zahir Teja 42 Carry Way Unit 1 Mound House, NV 89706	1,362,500 Common Stock	10%

Eliyahu Barzelai Holdings & Investments, Ltd. 7 Boyer Avraham St. Tel Aviv 69127 Israel	711,566 Common Stock	5%

_________

(1)	Douglas DiSanti serves as an Officer (CEO) and Director of the Company.

(2)

Neon Bloom, Inc. is controlled by Mr. DiSanti, Ownership of the three million (3,000,000) Preferred shares issued, equates to voting rights of twenty (20) common shares for every one (1) Preferred share, totaling sixty million (60,000,000) shares. Therefore, Preferred shares give Mr. DiSanti effective voting control of NEON on a fully dilutive basis.

(3)	Phoenix International Ventures, Inc. is controlled by Mr. DiSanti. Ownership of the two hundred thousand (200,000) Preferred A shares issued has no conversion rights, and voting rights of five hundred (500) common shares for every one (1) Preferred A share, totally one hundred million (100,000,000) shares giving Mr. DiSanti effective voting control of the Company on a fully dilutive basis.

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Item 5.    Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our Officers and directors and additional information concerning them are as follows:

Name	Age	Position
Douglas DiSanti	29	CEO, Chairman, Secretary, Treasurer, Director

Mauricio Sernande III	42	President, COO, Director

Werner Huisman	48	Director

Margaret Dombrowski	40	Director

Dr. Jason (Joohwan) Noh	55	Director

Douglas DiSanti, President and Director

Mr. DiSanti has over 10 years’ experience in the commercial real estate industry. He has held the position of underwriter with major banks and structured more than $1,500,000,000 in commercial real estate loans. These loans were in the areas of warehouse and retail/office space, co-ops, condominiums and multi-family buildings. In addition, Mr. DiSanti managed his own portfolio in excess of $1,000,000,000 billion while also heading up a team of portfolio managers during his tenure at a multi-international bank. Mr. DiSanti received his MBA from Texas A&M and holds an M.S in Finance from the College of Brockport.

We believe that Mr. DiSanti's experience in underwriting and finance qualifies Mr. DiSanti to serve as an officer and director for our Company

Mauricio Sernande III, President, COO & Director

Mr. Sernande is a forward-thinking entrepreneur who has a passion for community and globally impacting projects. He has served in a wide range of business and technical capacities for startups and nonprofits. Mauricio is an innovator with a track record of transformational leadership strategies. Mauricio's skill set includes developing strategic plans, improving business processes and creating innovative product platforms. Mauricio has 19 years of management and technology consulting experience, and has worked with leading hardware and software companies to develop their technology platforms. He currently devotes all of his time to our operations.

Werner Huisman, Director

Mr. Huisman has over 25 years as an entrepreneur. He has completed his study register consultant business succession and has worked for more than 10 years in the mergers and acquisition (M&A) field. Mr. Heisman is considered a people manager and has an excellent view on new business opportunities, especially in the field of sustainability. Werner has amassed an international wide network and currently speaks four languages: Dutch, English, German and limited Spanish. Mr. Huisman specializes in mediation and his focus is on bridging the gap between two parties to find a suitable solution.

15

Margaret Dombrowski, Director

Mrs. Dombrowksi has extensive experience as an entrepreneur and senior analyst for more than 20 years. Born in Hong Kong, Mrs. Dombrowski moved to Washington at an early age and was awarded a full ride scholarship to Washington State University. She graduated in 3 years with Honors while obtaining a triple major in Management Information Systems (MIS), Decision Science (Statistics) and Management. Mrs. Dombrowski has a proven track record in developing a logic based scalable solution that are in line with her well-developed analytical skills. She is the owner of several successful businesses, including a catering company, Agro Company and several property management companies.

Dr. Jason (Joohwan) Noh, Director

Dr. Noh is an accomplished system architect and relation builder with more than 20 years of system design and development experience in mission critical IT and OT environments. He has an impressive track record leveraging his own subject matter expertise delivering highly available transaction processing and process control systems with customer care as a key component for increased sales, in both “overhead” and “P&L” driven environments. A customer-focused problem solver and change facilitator, he served as CTO of NSTech, an engineering affiliate of NongShim Group in Korea, managing 9 plants that were located in Korea, US and China before he founded SDPlex in Sep. 2017. Dr. Noh earned his Ph.D. in Computer Science in Stanford.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such expert. The Company intends to continue to search for a qualified individual for hire.

Item 6.    Executive Compensation

For the past five years, no sole officer or director has received any cash remuneration. Our sole officer and director will receive $10,000 per month beginning on April 1, 2019. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity to date. Our sole officer and director intend to devote all of his time to Phoenix International Ventures, Inc. and its subsidiaries.

The Company for the benefit of its employees has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar programs.

Item 7.    Certain Relationship and Related Transactions, and Director Independence

We utilize the office space and equipment of our management at no cost.

Mr. DiSanti is our CEO. He is not deemed to be independent under applicable rules. We have not established any committees of the Board of Directors.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

16

Item 8.    Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9.    Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information

Our Common Stock is not trading on any stock exchange. However it is currently quoted on OTC Markets under the symbol PIVN and there is no established public trading market for the class of common equity.

(b) Holders

As of February 11, 2019, there are approximately 75 holders of an aggregate of 14,085,285 shares of our Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans

None

Item 10.    Recent Sale of Unregistered Securities

None

Item 11.    Description of Registrant’s Securities to be Registered

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 155,000,000 shares of capital stock, of which 150,000,000 are shares of common stock, Par Value $0.001 per share (the “Common Stock”) and 5,000,000 are shares of preferred stock, Par Value $0.001 per share (the “Preferred Stock”). As of February 11, 2019, there are fourteen million eighty-five thousand two hundred and eighty five (14,085,285) shares of Common Stock and two hundred thousand (200,000) shares of Convertible Series A Preferred Stock issued and outstanding

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 5,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

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Set forth are the rights, privileges and terms of the outstanding series of Preferred Stock as set forth in the applicable Certificate of Designation.

CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

1. DESIGNATIONS OF SERIES; RANK.

The shares of such series shall be designated as the "Convertible Series A Preferred Stock" (“Series A Stock”). It shall have 5,000,000 shares authorized at $0.001 par value per share.

2 . DIVIDENDS.

The holders of Series A Stock shall not be entitled to receive dividends paid on the Common Stock.

3. LIQUIDATION PREFERENCE.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Series A Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Series A Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Series A Stock and parity capital stock, if any.

4. VOTING RIGHTS

The Holders of the Series A Stock shall be entitled to 500 (five hundred) votes of Common Stock per every 1 (one) share of Series A Stock.

5. CONVERSION RIGHTS.

The Series A Stock shall have no conversion rights.

6. REDEMPTION RIGHTS.

The shares of Preferred Stock shall have no redemption rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None

(c) Other Securities To Be Registered.

None

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Item 12.    Indemnification of Directors and Officers

Our Officers and Directors are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify all of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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Item 13.    Financial Statements and Supplementary Data

PHOENIX INTERNATIONAL VENTURES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Phoenix International Ventures, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Phoenix International Ventures, Inc. (“the Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit and has not established revenue to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019.

Spokane, Washington

February 22, 2019

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PHOENIX INTERNATIONAL VENTURES, INC.

CONSOLIDATED BALANCE SHEETS

December 31,
	2017	2016
ASSETS
Current Assets:
Cash	$–	$–
Total Assets	$–	$–

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$–	$–
Total Current Liabilities	–	–
Total Liabilities	–	–

Commitments and contingencies	–	–

Stockholders' Equity (Deficit):
Series A Preferred Stock, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding, respectively	–	–
Common Stock, par value $0.001, 150,000,000 shares authorized; 14,085,285 and 14,085,285 shares issued and outstanding, respectively.	14,085	14,085
Additional paid-in capital	3,153,095	3,153,095
Accumulated deficit	(3,167,180)	(3,167,180)
Total Stockholders' Equity	–	–
Total Liabilities and Stockholders' Equity	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

22

PHOENIX INTERNATIONAL VENTURES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,
	2017	2016
Operating Expenses:
General and administrative	$–	$–
Total operating expenses	–	–

Loss from operations	$–	$–

Net Loss	$–	$–

Loss per share, basic and diluted	$–	$–

Weighted average common shares outstanding, basic and diluted	14,085,285	14,085,285

The accompanying notes are an integral part of these consolidated financial statements.

23

PHOENIX INTERNATIONAL VENTURES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Shares	Common Stock	Paid in Capital	Accumulated Deficit	Total
Balance, December 31, 2015	14,085,285	$14,085	$3,153,095	$(3,167,180)	$–
Net loss for the year ended December 31, 2016	–	–	–	–	–
Balance, December 31, 2016	14,085,285	14,085	3,153,095	(3,167,180)	–
Net loss for the year ended December 31, 2017	–	–	–	–	–
Balance, December 31, 2017	14,085,285	$14,085	$3,153,095	$(3,167,180)	$–

The accompanying notes are an integral part of these consolidated financial statements.

24

PHOENIX INTERNATIONAL VENTURES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,
	2017	2016
Cash flows from operating activities:
Net Loss	$–	$–
Adjustments to reconcile net loss to net cash used in operating activities:	–	–
Net cash used in operating activities	–	–
Cash flows from investing activities:	–	–
Cash flows from financing activities:	–	–
Net increase (decrease) in cash	–	–
Cash, beginning of year	–	–
Cash, end of year	$–	$–
Supplemental disclosure of cash flow information:
Cash paid for taxes	$–	$–
Cash paid for interest	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

25

PHOENIX INTERNATIONAL VENTURES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated on August 7, 2006 under the laws of the State of Nevada. Our fiscal year end is December 31. On December 1, 2006, the Company and Phoenix Aerospace, Inc. entered into a Share Exchange Agreement whereby Phoenix Aerospace, Inc. exchanged all of its issued and outstanding common shares for 3,000,000 of the Company’s common shares. As a result of this transaction, Phoenix Aerospace, Inc. became a wholly owned subsidiary of the Company.

The Company was formed to invest and develop business in the fields of aerospace and defense. The Company, through its wholly owned subsidiary, Phoenix Aerospace, Inc. (ISO-Certified), designed, manufactured, upgraded and remanufactured electrical, hydraulic and mechanical support equipment primarily for the United States Air Force and Navy and the United States defense-aerospace industry.

We are currently a shell company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12b-2.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the years ended December 31, 2017 or 2016.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

26

The carrying amount of the Company’s financial assets and liabilities, such as prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of December 31, 2017 or 2016.

Income taxes

The Company follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the change was signed into law. Accordingly, the Company adjusted its deferred tax assets and liabilities at December 31,2017, using the new corporate tax rate of 21 percent.

The Company adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes. ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Stock-based Compensation

The Company accounts for non-employee stock-based awards in accordance with the Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Under the new standard, the Company will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date.

We account for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

For the years ended December 31, 2017 and 2016, there were no dilutive shares.

27

Recently issued accounting pronouncements

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The Company has chosen to early adopt this standard.

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

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In May 2014, August 2015, April 2016 and May 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016- from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016-10 (ASC Topic 10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted for annual periods beginning after December 15, 2016. This standard may be applied process of assessing the impact, if any, on its financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs and has an accumulated deficit of $3,167,180. These conditions raise substantial doubt about the company’s ability to continue as a going concern. The Company will engage in limited activities without incurring significant liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

Net deferred tax assets consist of the following components as of December 31:

	2017	2016
Deferred Tax Assets:
NOL Carryover	$665,100	$665,100
Deferred tax liabilities:
Less valuation allowance	(665,100)	(665,100)
Net deferred tax assets	$–	$–

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The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended December 31, due to the following:

	2017	2016
Book loss	$–	$–
Other nondeductible expenses	–	–
Valuation allowance	–	–
	$–	$–

At December 31, 2017, the Company had net operating loss carry forwards of approximately $3,167,000 that maybe offset against future taxable income. No tax benefit has been reported in the December 31, 2017 or 2016 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur as defined under Internal Revenue Code Section 382, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2017, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 5 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements other than the following.

On September 4, 2018 the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC custodial with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock and authorize new classes of stock. On September 7, 2018, the Company filed a Form 15 terminating the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934.

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Small Cap Compliance, LLC performed the following actions in its capacity as custodian:

•	funded any expenses of the company including paying off outstanding liabilities, incurred in 2018.
•	brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent, OTC Markets Group
•	Appointed officers and directors and held a shareholders meeting

Small Cap Compliance, LLC received $40,000 in 2018 from an investor on behalf of the Company in connection with performing its role as custodian of the Company and paying Company debt.

On September 6, 2018, Rhonda Keaveney was appointed officer and director; Ms. Keaveney is owner of Small Cap Compliance, LLC. She resigned all positions on September 25, 2018.

On February 1, 2019, the Company acquired Neon Bloom, Inc. f/k/a Green Leaf Investment Fund, Inc. (the “Subsidiary”). This acquisition was made by the issuance of shares at a one for one conversion rate with the existing shareholders of the Subsidiary.

On September 25, 2018, Douglas DiSanti was appointed the Company’s sole officer and director.

On September 28, 2018, the Company amended its Articles of Incorporation to change its authorized common and preferred stock. Per the amendment the Company now has 150,000,000 common shares and 5,000,000 preferred shares authorized. In addition, the 5,000,000 preferred shares of been designated Series A.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Neon Bloom, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Neon Bloom, Inc. (“the Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit and has not established revenue to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019.

Spokane, Washington
February 22, 2019

33

NEON BLOOM, INC.

(Formerly Green Leaf Investment Fund, Inc.)

BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Current Assets:
Cash	$219,221	$–
Prepaid stock compensation	270,000	–
Total Current Assets	489,221	–
Prepaid stock compensation	180,000	–
Equity investment	2,000,000	–
Total Assets	$2,669,221	$–

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Related party payable	$–	$64,750
Total Current Liabilities	–	64,750
Total Liabilities	–	64,750

Commitments and contingencies	–	–

Stockholders' Equity (Deficit):
Preferred Stock, par value $0.0001, 20,000,000 shares authorized; 3,000,000 and 3,000,000 shares issued and outstanding, respectively	300	300
Common Stock, par value $0.0001, 200,000,000 shares authorized; 16,753,644 and 65,500,000 shares issued and outstanding, respectively.	1,676	6,550
Common stock to be issued	28,800	–
Additional paid-in capital	3,246,724	–
Accumulated deficit	(608,279)	(71,600)
Total Stockholders' Equity (Deficit)	2,669,221	(64,750)
Total Liabilities and Stockholders' Equity	$2,669,221	$–

The accompanying notes are an integral part of these financial statements.

34

NEON BLOOM, INC.

(Formerly Green Leaf Investment Fund, Inc.)

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2017	2016
Revenue	$–	$–

Operating Expenses:
General and administrative	$98,579	$42,184
Stock compensation expense	438,100	100
Stock compensation expense – related party	–	100
Total operating expenses	536,679	42,384

Loss from operations	$(536,679)	$(42,384)

Loss before provision for income taxes	$(536,679)	$(42,384)
Provision for income taxes	–	–

Net Loss	(536,679)	(42,384)

Loss per share, basic and diluted	$(0.03)	$(0.00)

Weighted average common shares outstanding, basic and diluted	20,105,543	64,839,726

The accompanying notes are an integral part of these financial statements.

35

NEON BLOOM, INC.

(Formerly Green Leaf Investment Fund, Inc.)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred Shares	Preferred Stock	Common Shares	Common Stock	Paid in Capital	Common Stock to be Issued	Accumulated Deficit	Total
Balance, December 31, 2015	2,000,000	$200	64,500,000	$6,450	$–	$–	$(29,216)	$–
Common stock issued for services	–	–	1,000,000	100	–	–	–	100
Preferred stock issued for services to officers	1,000,000	100	–	–	–	–	–	100
Net loss for the year ended December 31, 2016	–	–	–	–	–	–	(42,384)	(42,384)
Balance, December 31, 2016	3,000,000	300	65,500,000	6,550	–	–	(71,600)	(64,750)
Common stock issued for cash	–	–	796,978	80	382,470	–	–	382,550
Common stock issued for equity swap	–	–	4,166,666	417	1,999,583	–	–	2,000,000
Return of stock – related party	–	–	(55,500,000)	(5,550)	5,550		–	–
Common stock issued for services	–	–	1,790,000	179	859,121	28,800	–	888,100
Net loss for the year ended December 31, 2017	–	–	–	–	–	–	(536,679)	(536,679)
Balance, December 31, 2017	3,000,000	$300	16,753,644	$1,676	$3,246,724	$28,800	$(608,279)	$2,669,221

The accompanying notes are an integral part of these financial statements.

36

NEON BLOOM, INC.

(Formerly Green Leaf Investment Fund, Inc.)

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2017	2016
Cash flows from operating activities:
Net Loss	$(536,679)	$(42,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation expense	438,100	100
Stock compensation expense – related party	–	100
Net cash used in operating activities	(98,579)	(42,184)

Cash flows from investing activities:	–	–

Cash flows from financing activities:
Related party payable	98,579	42,184
Related party repayment	(163,329)	–
Proceeds from sale of common stock sold for cash	382,550	–
Net cash provided by financing activities	317,800	42,184

Net increase (decrease) in cash	219,221	–

Cash, beginning of year	–	–

Cash, end of year	$219,221	$–

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Supplemental disclosure of non-cash activities:
Common stock issued for equity swap	$2,000,000	$–
Prepaid stock compensation	$450,000	$–

The accompanying notes are an integral part of these financial statements.

37

NEON BLOOM, INC.

(Formerly Green Leaf Investment Fund, Inc.)

 NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Neon Bloom, Inc (“Neon”, the “Company”), was incorporated under the laws of the State of Nevada on May 4, 2015 under the name Weed Real Estate Inc. On October 24, 2016, the Board of Directors approved a name change from Weed Real Estate Inc. to Green Leaf Investment Fund, Inc. On November 29, 2018, the Board of Directors approved another name change from Green Leaf Investment Fund, Inc. to Neon Bloom, Inc. Neon is a science-based company that uses plant science, innovative proprietary products and technology to promote wellness and remedies in the medical cannabis and hemp industries.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the years ended December 31, 2017 or 2016.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2017 and 2016, the Company believes there was no impairment of its long-lived assets.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

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The carrying amount of the Company’s financial assets and liabilities, such as prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of December 31, 2017 or 2016.

Income taxes

The Company follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the change was signed into law. Accordingly, the Company adjusted its deferred tax assets and liabilities at December 31,2017, using the new corporate tax rate of 21 percent.

The Company adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes.  ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Stock-based Compensation

The Company accounts for non-employee stock-based awards in accordance with the Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Under the new standard, the Company will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date.

We account for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

For the years ended December 31, 2017 and 2016, there were no dilutive shares.

39

Recently issued accounting pronouncements

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The Company has chosen to early adopt this standard.

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

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In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In May 2014, August 2015, April 2016 and May 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016- from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016-10 (ASC Topic 10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted for annual periods beginning after December 15, 2016. This standard may be applied process of assessing the impact, if any, on its financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs and has an accumulated deficit of $608,279. These conditions raise substantial doubt about the company’s ability to continue as a going concern. The Company will engage in limited activities without incurring significant liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 – EQUITY INVESTMENT

Effective December 5, 2017, the Company executed an Equity Swap Agreement with SDPlex Co., LTD. (“SDP”). Per the terms of the agreement SDP was issued 4,166,666 shares of common stock in exchange for a 5% equity stake in SDP. The stock was valued at $0.48 per share for total asset value of $2,000,000, which has been disclosed on the balance sheet as a long-term asset recorded at cost.

NOTE 5 – COMMON STOCK

On May 10, 2015, the Company issued 62,500,000 founder shares of common stock to its CEO, Douglas DiSanti. The shares were valued at par of $0.0001 for total non-cash expense of $6,250.

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On June 13, 2015, the Company issued 2,000,000 restricted shares of common stock to ETN Services, LLC for services rendered. The shares were valued at par of $0.0001 for total non-cash expense of $200.

On August 29, 2016, the Company issued 1,000,000 restricted shares of common stock to Stonebridge Advisors, LLC. for services rendered. The shares were valued at par of $0.0001 for total non-cash expense of $100.

On February 13, 2017, the Company issued 500,000 restricted shares of common stock to CrowdVest, LLC for services. The shares were valued at $0.48, the price at which the Company was selling common shares for, for total non-cash expense of $240,000. The expense is being recognized over the twelve-month term of the contract. During the year ended December 31, 2017 the Company recognized $210,000 of stock compensation expense. As of December 31, 2017, there is $30,000 remaining of prepaid stock compensation expense.

On April 13, 2017, the Company issued 250,000 restricted shares of common stock to VR Analysis and Research LLC for services rendered. The shares were valued at $0.48, the price at which the Company was selling common shares for, for total non-cash expense of $120,000.

On October 1, 2017, the Company issued Robert Hoban 1,000,000 shares of common stock to join the companies Advisory Board. The shares were valued at $0.48, the price at which the Company was selling common shares for, for total non-cash expense of $480,000. The expense is being recognized over the two-year term of the contract. During the year ended December 31, 2017 the Company recognized $60,000 of stock compensation expense. As of December 31, 2017, there is $420,000 remaining of prepaid stock compensation expense.

On October 1, 2017, the Company granted 50,000 restricted shares of common stock each to two service providers, of which each service provider was issued 20,000 shares. The shares were valued at $0.48, the price at which the Company was selling common shares for, for total non-cash expense of $19,200. As of December 31, 2017, the Company has credited $28,800 to common stock to be issued for the remaining shares that the Company is obligated to still issue.

Effective December 5, 2017, the Company executed an Equity Swap Agreement with SDPlex Co., LTD. (“SDP”). Per the terms of the agreement SDP was issued 4,166,666 shares of common stock in exchange for a 5% equity stake in SDP. The stock was valued at $0.48 per share, the price at which the Company was selling common shares for, for total asset value of $2,000,000, which has been disclosed on the balance sheet as a long-term asset.

During the year ended December 31, 2017, the Company sold 796,978 shares of restricted common stock for total cash proceeds of $382,549.

Refer to Note 6 for preferred and common stock issued to related parties.

NOTE 6 - RELATED PARTY TRANSACTIONS

As of December 31, 2016, the CEO loaned $64,750 to the Company to pay for general operating expenses. During the year ended December 31, 2017, the CEO loaned an additional $98,579. On December 31, 2017, the $163,329 that had been loaned to the Company was repaid in full.

Preferred Stock transactions

On May 10, 2015, the Company issued 2,000,000 shares of preferred stock to its founding stockholder, Douglas DiSanti. The shares were valued at par of $0.0001 for total non-cash expense of $200. The preferred stock has a 20:1 voting right compared to common stock.

On October 18, 2016, the company issued 500,000 shares of preferred stock to its new Chief Financial Officer, John Prettitore. The shares were valued at par of $0.0001 for total non-cash expense of $50. The preferred stock has a 20:1 voting right compared to common stock.

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On October 18, 2016, the company issued 500,000 shares of preferred stock to its new Chief Operating Officer, Patrick O’Donnell. The shares were valued at par of $0.0001 for total non-cash expense of $50. The preferred has a 20:1 voting right compared to common stock.

On December 6, 2017, Patrick O’Donnell resigned as our Chief Operating Officer and John Prettitore as our Chief Financial Officer. On the same day, our Board of Directors and majority shareholder’s approved to and appointed Douglas DiSanti as the Company’s Chief Financial Officer and Chief Operating Officer. Upon their resignation Mr. O’Donnell and Mr. Prettitore each transferred their 500,000 preferred shares to Mr. DiSanti in a private transfer.

Common stock transactions

On February 27, 2017, Douglas DiSanti, CEO retired 55,500,000 of his 62,500,000 shares that were issued to him on May 10, 2015. Mr. DiSanti. The shares were returned to the company on February 27, 2017. On the same day, our Board of Directors and majority shareholders approved the reduction in common shares to our founder and CEO.

NOTE 7 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

Net deferred tax assets consist of the following components as of December 31:

	2017	2016
Deferred Tax Assets:
NOL Carryover	$37,500	$11,800
Deferred tax liabilities:
Less valuation allowance	(37,500)	(11,800)
Net deferred tax assets	$–	$–

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended December 31, due to the following:

	2017	2016
Book loss	$(112,700)	$(8,900)
Other nondeductible expenses	92,000	–
Valuation allowance	20,700	8,900
	$–	$–

At December 31, 2017, the Company had net operating loss carry forwards of approximately $144,000 that maybe offset against future taxable income. No tax benefit has been reported in the December 31, 2017 or 2016 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount. The change in the valuation allowance for the year ended December 31, 2017 was an increase of $25,700.

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On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2017, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued on January 11, 2019 and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following.

Effective September 4, 2018, the Company executed an Equity Swap Agreement with Holland Plug International, B.V. (“HPI”). Per the terms of the agreement HPI founders will be issued a total of 1,200,000 shares of common stock in exchange for 30% of the current units of HPI. The stock was valued at $0.48 per share, the price at which the Company was selling common shares, for total asset value of $576,000.

Effective September 4, 2018, the Company executed an Equity Swap Agreement with Pulsed Light Power, B.V. (“PLP”). Per the terms of the agreement PLP will be issued 500,000 shares of common stock in exchange for 25% of the current units of PLP. The stock was valued at $0.48 per share, the price at which the Company was selling common shares, for total asset value of $240,000.

Subsequent to December 31, 2017, the Company sold 1,035,319 shares of restricted common stock for total cash proceeds of $496,953.

Subsequent to December 31, 2017, the Company granted 200,000 shares of preferred stock and 29,366,499 shares of common stock to its officers for services.

Subsequent to December 31, 2017, the Company granted 1,144,538 shares of common stock for services.

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PHOENIX INTERNATIONAL VENTURES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 1, 2019, Phoenix International Ventures, Inc. (the “Company”) entered into a Share Exchange agreement with (“Neon”). Pursuant to the terms of the agreement in exchange for 100% of the Neon shares (50,053,124 shares) the Company will issue in the name of the Neon Stockholder a stock certificate for 50,053,124 shares of its common stock. The Merger will be accounted for as a “reverse acquisition” and recapitalization.

The following unaudited pro forma combined financial information is based on the historical financial statements of the Company and Neon, as adjusted to give effect to the merger of the Company acquiring Neon. The notes to the unaudited pro forma financial information describe the adjustments to the financial information presented.

The unaudited pro forma combined balance sheet as of December 31, 2017 is presented as if the acquisition of Neon had occurred on January 1, 2017. The unaudited pro forma combined statement of operations for the period ended December 31, 2017 is presented as if the acquisition of Neon had occurred at the beginning of the period presented.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Neon acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Neon and the Company (contained elsewhere in this Form 10). The adjustments that are included in the following unaudited pro forma financial statements are described in Note 2 below.

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PHOENIX INTERNATIONAL VENTURES, INC.

Proforma Balance Sheet (Unaudited)

	December 31, 2017
	Phoenix International Ventures, Inc.	Neon Bloom, Inc.	Elimination		Proforma
ASSETS
Current assets:
Cash	$–	$219,221	$–		$219,221
Prepaid stock compensation	–	450,000	–		450,000
Total current assets		669,221	–		669,221
Equity investment	–	2,000,000	–		2,000,000
Total assets	$–	$2,669,221	$–		$2,669,221

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$–	$–	$–		$–
Total current liabilities	–	–	–		–

Stockholders' Equity (Deficit):
Preferred Stock, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding, respectively	–	300	(300)		–
Common Stock, par value $0.001, 150,000,000 shares authorized; 14,085,285 shares issued and outstanding	14,085	1,676	(1,676	)(1)	14,085
Common stock to be issued	–	28,800	(28,800	)(1)	–
Additional paid in capital	3,153,095	3,246,724	(3,136,404	)(1)	3,263,415
Accumulated deficit	(3,167,180)	(608,279)	3,167,180	(1)	(608,279)
Total stockholders' equity	–	2,669,221	–		2,669,221
Total Liabilities and Stockholders' Equity	$–	$2,669,221	$–		$2,669,221

(1)	– Refer to Note 2

The accompanying notes are an integral part of these pro forma financial statements.

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PHOENIX INTERNATIONAL VENTURES, INC.

Proforma Statement of Operations

For the Year Ended December 31, 2017

(Unaudited)

	Phoenix International Ventures, Inc.	Neon Bloom, Inc.	Elimination	Proforma

Expenses:
General and administrative	$–	$98,679	$–	$98,679
Stock compensation expense	–	438,000	–	438,000
Total expenses	–	536,679	–	536,679

Loss from operations	–	(536,679)	–	(536,679)

Net Loss	$–	$(536,679)	$–	$(536,679)

Net Loss Per Share - Basic and Diluted	$–	$(0.03)	$–	$(0.03)
Weighted Average Number of Shares Outstanding - Basic and Diluted	–	14,085,285	–	14,085,285

The accompanying notes are an integral part of these pro forma financial statements.

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PHOENIX INTERNATIONAL VENTURES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of December 31, 2017 and the unaudited pro forma statement of operations for the year ended December 31, 2017, are based on the historical financial statements of the Company and Neon as of December 31, 2017 after giving effect to the Company’s acquisition of Neon that will be consummated, and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

In exchange for 100% of the Neon shares the Company will issue in the name of the Neon Stockholder a stock certificate registered in the name of Neon Stockholder for 50,053,124 shares of its common stock.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations.   In accordance with ASC 805, the Company uses its best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operations or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and accompanying notes of the Company included elsewhere in this Form 10.

NOTE 2 - PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma combined financial information:

(1)	Since the Company and were entities under common control prior to the Acquisition, the transaction is accounted for as a restructuring transaction. The Company has recast prior period financial statements to reflect the conveyance of Neon Bloom, Inc. common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements. Pursuant to the terms of the merger the Company issued 50,053,124 shares of common stock to Neon. The common stock of Neon and the accumulated deficit of the Company were eliminated to additional paid in capital.

NOTE 3 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following.

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On September 4, 2018 the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC custodial with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock and authorize new classes of stock. On September 7, 2018, the Company filed a Form 15 terminating the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934.

Small Cap Compliance, LLC performed the following actions in its capacity as custodian:

•	funded any expenses of the company including paying off outstanding liabilities, incurred in 2018.
•	brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent, OTC Markets Group
•	Appointed officers and directors and held a shareholders meeting

Small Cap Compliance, LLC received $40,000 in 2018 from an investor on behalf of the Company in connection with performing its role as custodian of the Company and paying Company debt.

On September 6, 2018, Rhonda Keaveney was appointed officer and director; Ms. Keaveney is owner of Small Cap Compliance, LLC. She resigned all positions on September 25, 2018.

On September 26, 2018, the Company acquired Neon Bloom, Inc. f/k/a Green Leaf Investment Fund, Inc. (the “Subsidiary”). This acquisition was made by the issuance of shares at a one for one conversion rate with the existing shareholders of the Subsidiary.

On September 25, 2018, Douglas DiSanti was appointed the Company’s sole officer and director.

On September 26, 2018, the Board granted 200,000 shares of Series A preferred stock to Douglas DiSanti.

On September 28, 2018, the Company amended its Articles of Incorporation to change its authorized common and preferred stock. Per the amendment the Company now has 150,000,000 common shares and 5,000,000 preferred shares authorized. In addition, the 5,000,000 preferred shares have been designated Series A.

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Item 14.    Financial Statements and Exhibits

Index of Exhibits

Exhibit Number and Description	Location Reference

(a) Financial Statements	Filed herewith

3.0 By-laws

3.1 By-Laws	Filed herewith

5.1 Cancellation of Indebtedness of Limitations	Filed herewith

10.1 Court Custodial Order	Filed herewith

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Phoenix International Ventures, Inc.

Date: February 22, 2019	By:	/s/ Douglas DiSanti
	Name:	Douglas DiSanti
	Title:	CEO

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